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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference of our report dated November 10, 1997 included in the Annual Report of May & Speh, Inc. on Form 10-K in the Registration Statement on Form S-8 (No. 333-13711) of May & Speh, Inc.



Price Waterhouse LLP

Chicago, Illinois
December 29, 1997